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                        Consent of Independent Auditors

The Board of Directors
Alberto-Culver Company:

We consent to the incorporation by reference in the Registration Statement (No. 333-70067) on Form S-8 of Alberto-Culver Company of our report dated April 28, 2000, relating to the financial statements of the Sally Beauty 401(k) Savings Plan as of December 31, 1999 and 1998 and for the year ended December 31, 1999 which report appears in the December 31, 1999 annual report on Form 11-K of Alberto-Culver Company.

KPMG LLP

Chicago, Illinois
June 5, 2000